Exhibit 10.1

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT dated as of October 26, 2023 (the “Effective Date”) (the “Agreement”), is executed by and between DIGITAL ALLY, INC., a Nevada corporation (“Digital Ally”), and DIGITAL ALLY HEALTHCARE, LLC, a Nevada limited liability company (“Healthcare”; and individually and collectively with Digital Ally, the “Borrower”), each of which has its chief executive office located at 14001 Marshall Drive, Lenexa, Kansas 66215, and KOMPASS KAPITAL FUNDING, LLC, a Kansas limited liability company (the “Lender”), whose address is 9800 Metcalf Avenue, Suite 120, Overland Park, Kansas 66212.

R E C I T A L S:

A. The Borrower desires to borrow funds and obtain other financial accommodations from the Lender.

B. Pursuant to the Borrower’s request, the Lender is willing to extend such financial accommodations to the Borrower under the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth herein, the Borrower agrees to borrow from the Lender, and the Lender agrees to lend to the Borrower, subject to and upon the following terms and conditions:

A G R E E M E N T S:

Section 1. DEFINITIONS.

1.1 Defined Terms. For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

“Account Control Agreement” shall have the meaning set forth in Section 6.4

“Affiliate” of any Person shall mean (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any officer or director of such Person, and (c) with respect to the Lender, any entity administered or managed by the Lender, or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract, ownership of voting securities, membership interests or otherwise.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as now existing or hereafter amended.

“Borrower’s Knowledge” shall mean the actual knowledge of any officer, director, or other principal employee of the Borrower or knowledge that any such person should have using reasonable care, diligence or inquiry.

“Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Kansas.

“Capital Lease” shall mean, as to any Person, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person, as lessee, that is, or should be, in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or, if such statement is not then in effect, such statement of GAAP as may be applicable, recorded as a “capital lease” on the financial statements of such Person prepared in accordance with GAAP.

“Capital Reserve Account” shall have the meaning set forth in Section 3.1(d).

“Capital Securities” shall mean, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the date hereof, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

“Capitalized Lease Obligations” shall mean, as to any Person, all rental obligations of such Person, as lessee under a Capital Lease which are or will be required to be capitalized on the books of such Person.

“Collateral” shall have the meaning set forth in Section 6.1 hereof.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Contingent Liability” and “Contingent Liabilities” shall mean, respectively, each obligation and liability of the Borrower and all such obligations and liabilities of the Borrower incurred pursuant to any agreement, undertaking or arrangement by which the Borrower: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including without limitation, any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the shares or ownership interest of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

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“Debt” shall mean, as to any Person, without duplication, (a) all indebtedness of such Person; (b) all borrowed money of such Person (including principal, interest, fees and charges), whether or not evidenced by bonds, debentures, notes or similar instruments; (c) all obligations to pay the deferred purchase price of property or services; (d) all obligations, contingent or otherwise, with respect to the maximum face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person (including the letters of credit), and all unpaid drawings in respect of such letters of credit, bankers’ acceptances and similar obligations; (e) all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided, however, if such Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property subject to such Lien at the time of determination); (f) the aggregate amount of all Capitalized Lease Obligations of such Person; (g) all Contingent Liabilities of such Person, whether or not reflected on its balance sheet; (h) all bank product obligations of such Person; (i) all Debt of any partnership of which such Person is a general partner; and (j) all monetary obligations of such Person under (i) a so-called synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). Notwithstanding the foregoing, Debt shall not include trade payables and accrued expenses incurred by such Person in accordance with customary practices and in the ordinary course of business of such Person.

“Default Rate” shall mean a per annum rate of interest equal to the applicable interest rate plus five percent (5.00%).

“Disclosure Schedules” means the disclosure schedules delivered by the Borrower to the Lender concurrently with the execution and delivery of this Agreement.

“Employee Plan” includes any pension, stock bonus, employee stock ownership plan, retirement, profit sharing, deferred compensation, stock option, bonus or other incentive plan, whether qualified or nonqualified, or any disability, medical, dental or other health plan, life insurance or other death benefit plan, vacation benefit plan, severance plan or other employee benefit plan or arrangement, including, without limitation, those pension, profit-sharing and retirement plans of the Borrower described from time to time in the financial statements of the Borrower and any pension plan, welfare plan, Defined Benefit Pension Plans (as defined in ERISA) or any multi-employer plan, maintained or administered by the Borrower or to which the Borrower is a party or may have any liability or by which the Borrower is bound.

“Environmental Laws” shall mean all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Substance.

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“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default” shall mean any of the events or conditions which are set forth in Section 11 hereof.

“Floor Rate” means a per annum rate of interest equal to eight percent (8.00%).

“GAAP” shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination, provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.

“Hazardous Substances” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, radon gas and mold; (b) any chemicals, materials, pollutant or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous substances”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or release of which is prohibited, limited or regulated by any governmental authority or for which any duty or standard of care is imposed pursuant to, any Environmental Law.

“Indemnified Party” and “Indemnified Parties” shall mean, respectively, each of the Lender and any parent corporation, Affiliate or Subsidiary of the Lender, and each of their respective officers, directors, employees, attorneys and agents, and all of such parties and entities.

“Lien” shall mean, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including, without limitation, an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

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“Loan Documents” shall mean each of the agreements, documents, instruments and certificates set forth in Section 3.1 hereof, and any and all such other instruments, documents, certificates and agreements from time to time executed and delivered by the Borrower, or any of their Subsidiaries for the benefit of the Lender pursuant to any of the foregoing, and all amendments, restatements, supplements and other modifications thereto.

“Loans” shall mean, collectively, all Revolving Loans made by the Lender to the Borrower, under and pursuant to this Agreement.

“Material Adverse Effect” shall mean (a) a material adverse change in, or a material adverse effect upon, the assets, business, properties, prospects, condition (financial or otherwise) or results of operations of the Borrower taken as a whole, (b) a material impairment of the ability of the Borrower to perform any of the Obligations under any of the Loan Documents, or (c) a material adverse effect on (i) any substantial portion of the Collateral, (ii) the legality, validity, binding effect or enforceability against the Borrower of any of the Loan Documents, (iii) the perfection or priority of any Lien granted to the Lender under any Loan Document, or (iv) the rights or remedies of the Lender under any Loan Document.

“Mortgage” shall mean the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the approximate date hereof, by Digital Ally for the benefit of the Lender, encumbering the Mortgaged Property, as may be amended, restated, or otherwise modified.

“Mortgaged Property” shall mean the real property located at 14001 Marshall Drive, Lenexa, Kansas 66215, that is pledged to Lender pursuant to the Mortgage.

“Note” shall mean the Revolving Note.

“Obligations” shall mean the Loans, as evidenced by any Note, all interest accrued thereon (including interest which would be payable as post-petition in connection with any bankruptcy or similar proceeding, whether or not permitted as a claim thereunder), any fees due the Lender hereunder, any expenses incurred by the Lender hereunder and any and all other liabilities and obligations of the Borrower to the Lender under this Agreement and any other Loan Document, including any reimbursement obligations of the Borrower in respect of letters of credit and surety bonds, and all other obligations of the Borrower owed to the Lender or an Affiliate of the Lender, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, together with any and all renewals or extensions thereof.

“Obligor” shall mean the Borrower, any guarantor, accommodation endorser, third party pledgor, or any other party liable with respect to the Obligations.

“Organizational Certificates” means, with respect to any Person that is a corporation, limited partnership or limited liability company, a certificate of the appropriate official(s) of the jurisdiction of organization of such Person and each jurisdiction of foreign qualification in which such Person is required to maintain foreign qualification to lawfully transact business in such jurisdiction, certifying as to (i) the subsistence in good standing of, (ii) the authority to transact business by and (iii) the payment of taxes by, such Person in such jurisdiction(s).

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“Organizational Documents” means (i) with respect to any Person that is a corporation, the articles of incorporation and bylaws of such corporation, (ii) with respect to any Person that is a limited partnership, the articles of formation and partnership agreement of such limited partnership, (iii) with respect to any Person that is a limited liability company, the articles of organization or certificate of formation and operating agreement or limited liability company agreement of such limited liability company, (iv) with respect to any Person that is a trust, the trust agreement governing such trust, and (v) with respect to any Person that is a general partnership, the partnership agreement of such general partnership.

“Organizational Identification Number” means, with respect to Borrower, the organizational identification number assigned to Borrower by the applicable governmental unit or agency of the jurisdiction of organization of the Borrower.

“Permitted Liens” shall mean (a) Liens for Taxes, assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves in accordance with GAAP and in respect of which no Lien has been filed; (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law, and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services, which do not in the aggregate materially detract from the value of the property or assets of the Borrower or materially impair the use thereof in the operation of the Borrower’s business and, in each case, for which it maintains adequate reserves in accordance with GAAP and in respect of which no Lien has been filed; (c) Liens described on Schedule 9.2 as of the Effective Date; (d) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding Fifty Thousand and 00/100 Dollars ($50,000.00) arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and to the extent such judgments or awards do not constitute an Event of Default under Section 11.8 hereof; (e) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Borrower; (f) Liens arising in connection with Capitalized Lease Obligations (and attaching only to the property being leased); (g) Liens that constitute purchase money security interests on any property securing Debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within twenty (20) days of the acquisition thereof and attaches solely to the property so acquired; and (h) Liens granted to the Lender hereunder and under the Loan Documents.

“Person” shall mean any natural person, partnership, limited liability company, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

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“Pledge Agreement” shall have the meaning set forth in Section 3.1(d).

“Prime Rate” shall mean Prime Rate published by The Wall Street Journal, adjusting on a monthly basis. The Lender shall not be obligated to give notice of any change in the Prime Rate.

“Revolving Interest Rate” shall mean a floating per annum rate of interest equal to the greater of (i) the Prime Rate plus four percent (4.00%), or (ii) the Floor Rate.

“Revolving Loan” and “Revolving Loans” shall mean, respectively, each direct advance and the aggregate of all such direct advances made by the Lender to the Borrower under and pursuant to this Agreement, as set forth in Section 2.1 of this Agreement.

“Revolving Loan Availability” shall mean, at any time, an amount equal to the lesser of (i) the Revolving Loan Commitment, or (ii) an amount equal to eighty percent (80%) of the value of the Mortgaged Property, as set forth in the appraisal delivered to Lender pursuant to Section 3.1(e)(vi).

“Revolving Loan Commitment” shall mean FOUR MILLION EIGHT HUNDRED EIGHTY THOUSAND AND 00/100 DOLLARS ($4,880,000.00).

“Revolving Loan Maturity Date” shall mean October 26, 2025, unless extended by the Lender pursuant to any modification, extension or renewal note executed by the Borrower and accepted by the Lender in its sole and absolute discretion in substitution for the Revolving Note.

“Revolving Note” shall mean a revolving note in the form prepared by and acceptable to the Lender, dated as of the date hereof, in the amount of the Revolving Loan Commitment and maturing on the Revolving Loan Maturity Date, duly executed by the Borrower and payable to the order of the Lender, together with any and all renewal, extension, modification or replacement notes executed by the Borrower and delivered to the Lender and given in substitution therefor.

“Subsidiary” and “Subsidiaries” shall mean, respectively, with respect to any Person, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships, joint ventures or other entities of which or in which such Person owns, directly or indirectly, such number of outstanding Capital Securities as have more than fifty percent (50.00%) of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Borrower.

“Taxes” shall mean any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing.

“UCC” shall mean the Uniform Commercial Code in effect in the state of Kansas from time to time.

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“Unmatured Event of Default” shall mean any event which, with the giving of notice, the passage of time or both, would constitute an Event of Default.

“Voidable Transfer” shall have the meaning set forth in Section 13.21 hereof.

“Wholly-Owned Subsidiary” shall mean any Subsidiary of which or in which the Borrower owns, directly or indirectly, one hundred percent (100%) of the Capital Securities of such Subsidiary.

1.2 Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP. Calculations and determinations of financial and accounting terms used and not otherwise specifically defined hereunder and the preparation of financial statements to be furnished to the Lender pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with sound accounting practices and GAAP as used in the preparation of the financial statements of the Borrower on the date of this Agreement. If any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to the Lender hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, the parties hereto agree to enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of the Borrower will be the same after such changes as they were before such changes; and if the parties fail to agree on the amendment of such provisions, the Borrower will furnish financial statements in accordance with such changes, but shall provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes. Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such changes shall be reviewed and certified by the Borrower’s accountants.

1.3 Other Terms Defined in UCC. All other capitalized words and phrases used herein and not otherwise specifically defined herein shall have the respective meanings assigned to such terms in the UCC, to the extent the same are used or defined therein.

1.4 Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word “Borrower” shall be so construed.

(b) Section and Schedule references are to this Agreement unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

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(c) The term “including” is not limiting, and means “including, without limitation”.

(d) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.

(e) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(f) To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Loan Agreement, the provisions of this Loan Agreement shall govern.

(g) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

Section 2. COMMITMENT OF THE LENDER.

2.1 Revolving Loans.

(a) Revolving Loan Commitment. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of the Borrower set forth herein and in the other Loan Documents, the Lender agrees to make such Revolving Loans at such times as the Borrower may from time to time request until, but not including, the Revolving Loan Maturity Date, and in such amounts as the Borrower may from time to time request, provided, however, that the aggregate principal balance of all Revolving Loans outstanding at any time shall not exceed the Revolving Loan Availability. Revolving Loans made by the Lender may be repaid and, subject to the terms and conditions hereof, borrowed again up to, but not including the Revolving Loan Maturity Date unless the Revolving Loans are otherwise accelerated, terminated or extended as provided in this Agreement. The Revolving Loans shall be used by the Borrower for the purpose of working capital.

(b) Revolving Loan Interest and Payments. The principal amount of the Revolving Loans outstanding from time to time shall bear interest at the applicable Revolving Interest Rate. Accrued and unpaid interest on the unpaid principal balance of all Revolving Loans outstanding from time to time, shall be due and payable monthly, in arrears, commencing on October 26, 2023 and continuing on the [same] day of each calendar month thereafter, and on the Revolving Loan Maturity Date. Any amount of principal or interest on the Revolving Loans which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest payable on demand at the Default Rate.

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(c) Revolving Loan Principal Payments.

(i) Revolving Loan Mandatory Payments. All Revolving Loans hereunder shall be repaid by the Borrower on the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of this Agreement. In the event the aggregate outstanding principal balance of all Revolving Loans hereunder exceeds the Revolving Loan Availability, the Borrower shall, without notice or demand of any kind, immediately make such repayments of the Revolving Loans or take such other actions as are satisfactory to the Lender as shall be necessary to eliminate such excess, all without further demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower.

(ii) Optional Prepayments. The Borrower may from time to time prepay the Revolving Loans, in whole or in part, subject to the following conditions:

(A) Any prepayment of the entire principal balance of the Revolving Loans shall include accrued interest on such Revolving Loans to the date of such prepayment;

(B) Not less than ten (10) days prior to the date upon which the Borrower desires to make such prepayment, the Borrower shall deliver to the Lender written notice of its intention to prepay the Revolving Loan, which notice shall be irrevocable and state the prepayment amount and the prepayment date;

(C) If such prepayment is made using funds from an issuance of non-convertible Debt, the Borrower shall pay to the Lender, concurrently with any such prepayment, a prepayment premium equal to three percent (3%) of the amount of principal prepaid; and

(D) The Borrower shall pay to the Lender all accrued and unpaid interest on the Revolving Loan through the date of such prepayment on the principal balance being prepaid.

2.2 Reserved.

2.3 Interest and Fee Computation; Collection of Funds. Except as otherwise set forth herein, all interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed. Principal payments submitted in funds not immediately available shall continue to bear interest until collected. If any payment to be made by the Borrower hereunder or under any Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment. Notwithstanding anything to the contrary contained herein, the final payment due under any of the Loans must be made by wire transfer or other immediately available funds. All payments made by the Borrower hereunder or under any of the Loan Documents shall be made without setoff, counterclaim, or other defense.

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2.4 Reserved.

2.5 All Loans to Constitute Single Obligation. The Loans shall constitute one general obligation of the Borrower and shall be secured by Lender’s priority security interest in and Lien upon all of the Collateral and by all other security interests, Liens, claims and encumbrances heretofore, now or at any time or times hereafter granted by the Borrower to Lender.

Section 3. CONDITIONS OF BORROWING.

Notwithstanding any other provision of this Agreement, the Lender shall not be required to disburse, make or continue all or any portion of the Loans, if any of the following conditions shall have occurred.

3.1 Loan Documents. The Borrower shall have failed to execute and deliver to the Lender any of the following Loan Documents, all of which must be satisfactory to the Lender and the Lender’s counsel in form, substance and execution:

(a) Loan Agreement. This Agreement duly executed by the Borrower.

(b) Revolving Note. A Revolving Note duly executed by the Borrower, in the form prepared by and acceptable to the Lender.

(c) Pledge Agreement. A Pledge Agreement dated as of the date of this Agreement (the “Pledge Agreement”), executed by Digital Ally, in the form prepared by and acceptable to the Lender, pursuant to which Digital Ally shall pledge to Lender all of Digital Ally’s right, title, and interest in its operating account held at CrossFirst Bank (the “Capital Reserve Account”).

(d) Capital Reserve Account Control Agreement. A duly executed Account Control Agreement, in a form acceptable to Lender and CrossFirst Bank, with respect to the Capital Reserve Account (the “Account Control Agreement”).

(e) Real Estate Documents. With respect to the Mortgaged Property, a duly executed Mortgage providing for a fully perfected Lien, in favor of the Lender, in all right, title and interest of the Borrower or such Subsidiary in such real property, together with:

(i) an ALTA Loan Title Insurance Policy, issued by an insurer acceptable to the Lender, insuring the Lender’s Lien on such real property and containing such endorsements as the Lender may reasonably require (it being understood that the amount of coverage, exceptions to coverage and status of title set forth in such policy shall be acceptable to the Lender);

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(ii) copies of all documents of record concerning such real property as shown on the commitment for the ALTA Loan Title Insurance Policy referred to above;

(iii) original or certified copies of all insurance policies required to be maintained with respect to such real property by this Agreement, the applicable Mortgage or any other Loan Document;

(iv) an ALTA survey certified to the Lender and such title insurer referred to above, meeting such standards as the Lender may reasonably establish and otherwise reasonably satisfactory to the Lender;

(v) an environmental site assessment report, the nature and scope of which is reasonably satisfactory to the Lender, and prepared by environmental engineers reasonably satisfactory to the Lender;

(vi) within thirty (30) days of the Effective Date, an “As Is” appraisal of the Mortgaged Property, in form acceptable to Lender in its sole discretion, performed by an appraiser holding the designation of being a Member of the Appraisal Institute; and

(vii) a flood insurance policy concerning such real property, if required by the Flood Disaster Protection Act of 1973.

(f) Search Results; Lien Terminations. Copies of UCC search reports dated such a date as is reasonably acceptable to the Lender, listing all effective financing statements which name the Borrower, under their present names and any previous names, as debtors, together with (i) copies of such financing statements, (ii) payoff letters evidencing repayment in full of all existing Debt to be repaid with the Loans, the termination of all agreements relating thereto and the release of all Liens granted in connection therewith, with UCC or other appropriate termination statements and documents effective to evidence the foregoing (other than Permitted Liens), and (iii) such other UCC termination statements as the Lender may reasonably request.

(g) Organizational and Authorization Document. Copies of (i) the Organizational Documents of the Borrower; (ii) resolutions for the Borrower approving and authorizing such Person’s execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; (iii) signature and incumbency certificates for the Borrower, for any Person executing any of the Loan Documents, each of which the Borrower hereby certifies to be true and complete, and in full force and effect without modification, it being understood that the Lender may conclusively rely on each such document and certificate until formally advised by the Borrower of any changes therein; and (iv) Organizational Certificate of the Borrower and in each other state requested by the Lender.

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(h) Insurance. Evidence satisfactory to the Lender of the existence of insurance required to be maintained pursuant to Section 8.6, together with evidence that the Lender has been named as a lender’s loss payee and as an additional insured on all related insurance policies.

(i) Additional Documents. Such other certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other documents which are provided for hereunder or which the Lender shall require.

3.2 Event of Default. Any Event of Default, or Unmatured Event of Default shall have occurred and be continuing.

3.3 Material Adverse Effect. The occurrence of any event having a Material Adverse Effect upon the Borrower.

3.4 Litigation. Any litigation or governmental proceeding shall have been instituted against the Borrower or any of its officers or shareholders which has a Material Adverse Effect upon the Borrower.

3.5 Representations and Warranties. Any representation or warranty of the Borrower contained herein or in any Loan Document shall be untrue or incorrect as of the date of any Loan as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date.

3.6 Commitment Fee. The Borrower shall have failed to pay to the Lender a commitment fee in the amount of $146,400.00, payable on or before the execution of this Agreement by the Lender.

Section 4. NOTE EVIDENCING LOANS.

4.1 Revolving Note. The Revolving Loans shall be evidenced by the Revolving Note. At the time of the initial disbursement of a Revolving Loan and at each time any additional Revolving Loan shall be requested hereunder or a repayment made in whole or in part thereon, a notation thereof shall be made on the books and records of the Lender. All amounts recorded shall be, absent manifest error, conclusive and binding evidence of (i) the principal amount of the Revolving Loans advanced hereunder, (ii) any accrued and unpaid interest owing on the Revolving Loans, and (iii) all amounts repaid on the Revolving Loans. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of the Borrower under the Revolving Note to repay the principal amount of the Revolving Loans, together with all interest accruing thereon.

Section 5. MANNER OF BORROWING.

5.1 Borrowing Procedures. Each Revolving Loan shall be made available to the Borrower upon any written, verbal, electronic, telephonic or telecopy loan request which the Lender in good faith believes to emanate from a properly authorized representative of the Borrower, whether or not that is in fact the case. Each such notice shall be effective upon receipt by the Lender, shall be irrevocable, and shall specify the date, amount and type of borrowing. A request for a direct advance must be received by the Lender no later than 11:00 a.m. Overland Park, Kansas time, on the day it is to be funded. The proceeds of each direct advance shall be made available at the office of the Lender by credit to the account of the Borrower or by other means requested by the Borrower and acceptable to the Lender. The Borrower does hereby irrevocably confirm, ratify and approve all such advances by the Lender and does hereby indemnify the Lender against losses and expenses (including court costs, attorneys’ and paralegals’ fees) and shall hold the Lender harmless with respect thereto.

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5.2 Automatic Debit. In order to effectuate the timely payment of any of the Obligations when due, the Borrower hereby authorizes and directs the Lender, at the Lender’s option, to make a Revolving Loan hereunder to pay the amount of the Obligations.

5.3 Discretionary Disbursements. The Lender, in its sole and absolute discretion, may immediately upon notice to the Borrower, disburse any or all proceeds of the Loans made or available to the Borrower pursuant to this Agreement to pay any fees, costs, expenses or other amounts required to be paid by the Borrower hereunder and not so paid. All monies so disbursed shall be a part of the Obligations, payable by the Borrower on demand from the Lender.

Section 6. SECURITY FOR THE OBLIGATIONS.

6.1 Security for Obligations. As security for the payment and performance of the Obligations, the Borrower does hereby pledge, assign, transfer and deliver to the Lender and does hereby grant to the Lender a continuing and unconditional first priority security interest in and to (collectively, the “Collateral”):

(a) the Mortgaged Property pledged to Lender pursuant to the Mortgage; and

(b) Digital Ally’s interest in the Capital Reserve Account, pledged to Lender pursuant to the Pledge Agreement.

6.2 Possession and Transfer of Collateral. Unless an Event of Default exists hereunder, the Borrower shall be entitled to possession or use of the Collateral, except that Borrower shall have no right to access the Capital Reserve Account pursuant to the terms of the Pledge Agreement. The cancellation or surrender of any Note, upon payment or otherwise, shall not affect the right of the Lender to retain the Collateral for any other of the Obligations. The Borrower shall not sell, assign (by operation of law or otherwise), license, lease or otherwise dispose of, or grant any option with respect to any of the Collateral without the prior written consent of Lender.

6.3 Financing Statements. The Borrower shall, at the Lender’s request, at any time and from time to time, execute and deliver to the Lender such financing statements, amendments and other documents and do such acts as the Lender deems necessary in order to establish and maintain valid, attached and perfected first priority security interests in the Collateral in favor of the Lender, free and clear of all Liens and claims and rights of third parties whatsoever, except Permitted Liens. The Borrower hereby irrevocably authorizes the Lender at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto without the signature of the Borrower that (a) indicate the Collateral (i) is comprised of the above described assets of the Borrower or words of similar effect, regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed, or (ii) as being of an equal or lesser scope or within greater detail as the grant of the security interest set forth herein, and (b) contain any other information required by Section 5 of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Borrower is an organization, the type of organization and any Organizational Identification Number issued to the Borrower, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates. The Borrower agrees to furnish any such information to the Lender promptly upon request. The Borrower further ratifies and affirms its authorization for any financing statements and/or amendments thereto, executed and filed by the Lender in any jurisdiction prior to the date of this Agreement. In addition, the Borrower shall make appropriate entries on its books and records disclosing the Lender’s security interests in the Collateral; provided, however, that upon the repayment in full of the Loans, the Lender shall file appropriate termination statement to confirm that the Lender will no longer have any legal recourse to the Collateral.

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6.4 Reserved.

6.5 Reserved.

6.6 Preservation of the Collateral. The Lender may, but is not required, to take such actions from time to time as the Lender deems appropriate to maintain or protect the Collateral. The Lender shall have exercised reasonable care in the custody and preservation of the Collateral if the Lender takes such action as the Borrower shall reasonably request in writing which is not inconsistent with the Lender’s status as a secured party, but the failure of the Lender to comply with any such request shall not be deemed a failure to exercise reasonable care; provided, however, the Lender’s responsibility for the safekeeping of the Collateral shall (i) be deemed reasonable if such Collateral is accorded treatment substantially equal to that which the Lender accords its own property, and (ii) not extend to matters beyond the control of the Lender, including, without limitation, acts of God, war, insurrection, riot or governmental actions. In addition, any failure of the Lender to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by the Borrower, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral. The Borrower shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of the Borrower and the Lender in the Collateral against prior or third parties. Without limiting the generality of the foregoing, where Collateral consists in whole or in part of securities, the Borrower represents to, and covenants with, the Lender that the Borrower has made arrangements for keeping informed of changes or potential changes affecting the securities (including, but not limited to, rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Borrower agrees that the Lender shall have no responsibility or liability for informing the Borrower of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.

6.7 Other Actions as to any and all Collateral. The Borrower further agrees to take any other action reasonably requested by the Lender to ensure the attachment, perfection and first priority of, and the ability of the Lender to enforce, the Lender’s security interest in any and all of the Collateral including, without limitation, (a) causing the Lender’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the Lender’s security interest in such Collateral, (b) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the Lender’s security interest in such Collateral, (c) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other Person obligated on Collateral, (d) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Lender, and (e) taking all actions required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction. The Borrower further agrees to indemnify and hold the Lender harmless against claims of any Persons not a party to this Agreement concerning disputes arising over the Collateral.

Section 7. REPRESENTATIONS AND WARRANTIES.

To induce the Lender to make the Loans, the Borrower makes the following representations and warranties to the Lender, each of which shall survive the execution and delivery of this Agreement:

7.1 Borrower Organization and Name. The Borrower is duly organized, existing and in good standing under the laws of the state of reflected in its Organizational Documents, with full and adequate power to carry on and conduct its business as presently conducted. The Borrower is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect. The exact legal name of the Borrower is as set forth in the first paragraph of this Agreement, and the Borrower currently does not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name.

7.2 Authorization. The Borrower has full right, power and authority to enter into this Agreement, to make the borrowings and execute and deliver the Loan Documents as provided herein and to perform all of its duties and obligations under this Agreement and the other Loan Documents. The execution and delivery of this Agreement and the other Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the Organizational Documents of the Borrower. All necessary and appropriate action has been taken on the part of the Borrower to authorize the execution and delivery of this Agreement and the Loan Documents.

7.3 Validity and Binding Nature. This Agreement and the other Loan Documents are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

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7.4 Consent; Absence of Breach. Except as set forth in Schedule 7.4 of the Disclosure Schedules, to the Borrower’s Knowledge, the execution, delivery and performance of this Agreement, the other Loan Documents and any other documents or instruments to be executed and delivered by the Borrower in connection with the Loans, and the borrowings by the Borrower hereunder, do not and will not (a) require any consent, approval, authorization of, or filings with, notice to or other act by or in respect of, any governmental authority or any other Person (other than any consent or approval which has been obtained and is in full force and effect); (b) conflict with (i) any provision of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority, (ii) the Organizational Documents of the Borrower, or (iii) any material agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Borrower or any of their properties or assets; or (c) require, or result in, the creation or imposition of any Lien on any asset of Borrower, other than Liens in favor of the Lender created pursuant to this Agreement.

7.5 Reserved.

7.6 Financial Statements. All financial statements submitted to the Lender have been prepared in accordance with sound accounting practices and GAAP on a basis, except as otherwise noted therein, consistent with the previous fiscal year and present fairly the financial condition of the Borrower and the results of the operations for the Borrower as of such date and for the periods indicated. Since the date of the most recent financial statement submitted by the Borrower to the Lender, there has been no change in the financial condition or in the assets or liabilities of the Borrower having a Material Adverse Effect on the Borrower.

7.7 Litigation and Contingent Liabilities. To the Borrower’s knowledge, there is no litigation, arbitration proceeding, demand, charge, claim, petition or governmental investigation or proceeding pending, or, threatened, against the Borrower, which, if adversely determined, which might reasonably be expected to have a Material Adverse Effect upon the Borrower, except as set forth in Schedule 7.7 of the Disclosure Schedules. Other than any liability incident to such litigation or proceedings, the Borrower has no material guarantee obligations, contingent liabilities, liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not fully-reflected or fully reserved for in the most recent audited financial statements delivered pursuant to Section 8.8.

7.8 Event of Default. No Event of Default or Unmatured Event of Default exists or would result from the incurrence by the Borrower of any of the Obligations hereunder or under any of the other Loan Document, and the Borrower is not in default (without regard to grace or cure periods) under any other contract or agreement to which it is a party.

7.9 Adverse Circumstances. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which (a) would have a Material Adverse Effect upon the Borrower, or (b) would constitute an Event of Default or an Unmatured Event of Default.

7.10 Environmental Laws and Hazardous Substances. To the Borrower’s Knowledge, the Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Substances, on or off any of the premises of the Borrower (whether or not owned by it) in any manner which at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder. The Borrower comply in all material respects with all Environmental Laws and all licenses, permits certificates, approvals and similar authorizations thereunder. There has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or, to the best of the Borrower’s Knowledge, threatened, and the Borrower shall immediately notify the Lender upon becoming aware of any such investigation, proceeding, complaint, order, directive, claim, citation or notice, and shall take prompt and appropriate actions to respond thereto, with respect to any non-compliance with, or violation of, the requirements of any Environmental Law by the Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Substances or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Substances or any other environmental, health or safety matter, which affects the Borrower or its business, operations or assets or any properties at which the Borrower has transported, stored or disposed of any Hazardous Substances. To the Borrower’s Knowledge, the Borrower has no material liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Substances or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Substances. The Borrower further agrees to allow the Lender or its agent reasonable access (on notice and subject to the supervision of the Borrower’s personnel) to the properties of the Borrower constituting the Collateral to confirm compliance with all Environmental Laws, and the Borrower shall, following determination by the Lender that there is non-compliance, or any condition which requires any action by or on behalf of the Borrower in order to avoid any non-compliance, with any Environmental Law, at the Borrower’s sole expense, cause an independent environmental engineer acceptable to the Lender to conduct such tests of the relevant site as are appropriate, and prepare and deliver a report setting forth the result of such tests, a proposed plan for remediation and an estimate of the costs thereof.

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7.11 Solvency, etc. As of the date hereof, and immediately prior to and after giving effect to the issuance of each Loan hereunder and the use of the proceeds thereof, (a) the fair value of the Borrower’s assets is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated as required under the Section 548 of the Bankruptcy Code, (b) the present fair saleable value of the Borrower’s assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) the Borrower is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) the Borrower does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (e) the Borrower is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital.

7.12 ERISA Obligations. All Employee Plans of the Borrower meet the minimum funding standards of Section 302 of ERISA and 412 of the Internal Revenue Code where applicable, and each such Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified. The Borrower has promptly paid and discharged all obligations and liabilities arising under the Employee Retirement Income Security Act of 1974 (“ERISA”) of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets.

7.13 Labor Relations. Except as could not reasonably be expected to have a Material Adverse Effect, (i) there are no strikes, lockouts or other labor disputes against the Borrower or threatened, (ii) hours worked by and payment made to employees of the Borrower have not been in violation of the Fair Labor Standards Act or any other applicable law, and (iii) to the Borrower’s Knowledge, no unfair labor practice complaint is pending against the Borrower or threatened before any governmental authority.

7.14 Security Interest. Except as set forth in Schedule 7.14 of the Disclosure Schedules, this Agreement creates a valid security interest in favor of the Lender in the Collateral and, when properly perfected by filing in the appropriate jurisdictions, or by possession or Control of such Collateral by the Lender or delivery of such Collateral to the Lender, shall constitute a valid, perfected, first-priority security interest in such Collateral.

7.15 Lending Relationship. The relationship hereby created between the Borrower and the Lender is and has been conducted on an open and arm’s length basis in which no fiduciary relationship exists, and the Borrower has not relied and is not relying on any such fiduciary relationship in executing this Agreement and in consummating the Loans. The Lender represents that it will receive any Note payable to its order as evidence of a bank loan.

7.16 Business Loan. The Loans, including interest rate, fees and charges as contemplated hereby, (i) are business loans, and (ii) do not, and when disbursed shall not, violate the provisions of the Kansas usury laws, any consumer credit laws or the usury laws of any state which may have jurisdiction over this transaction, the Borrower or any property securing the Loans.

7.17 Taxes. The Borrower has timely filed all tax returns and reports required by law to have been filed by it and has paid all taxes, governmental charges and assessments due and payable with respect to such returns, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, are insured against or bonded over to the satisfaction of the Lender and the contesting of such payment does not create a Lien on the Collateral which is not a Permitted Lien. To the Borrower’s Knowledge, there is no controversy or objection pending, or, threatened in respect of any tax returns of the Borrower. The Borrower has made adequate reserves on its books and records in accordance with GAAP for all taxes that have accrued but which are not yet due and payable.

7.18 Reserved.

7.19 Reserved.

7.20 Place of Business. The principal place of business and books and records of the Borrower is set forth in the preamble to this Agreement, and the location of all Collateral, if other than at such principal place of business, is as set forth on Schedule 7.20 of the Disclosure Schedules and made a part hereof, and the Borrower shall promptly notify the Lender of any change in such location(s). The Borrower will not remove or permit the Collateral to be removed from such location(s) without the prior written consent of the Lender, except for Inventory sold in the usual and ordinary course of the Borrower’s business.

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7.21 Complete Information. This Agreement and all Loan Documents in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Borrower to the Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Lender that any projections and forecasts provided by the Borrower are based on good faith estimates and assumptions believed by the Borrower to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

7.22 Internal Controls. From and after the closing of an initial public offering of the capital stock of Digital Ally:

(a) Digital Ally has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the U.S. Securities Exchange Act or 1934, as amended (the “Exchange Act”)), which (i) are designed to ensure that material information relating to the Digital Ally is made known to the Digital Ally’s principal executive officer and its principal financial offer or persons performing similar functions by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as a date within ninety (90) days prior to the filing of the Borrower’s most recent annual or quarterly report filed with the U.S. Securities Exchange Commission; and (iii) are effective in all material respects to perform he functions for which they were established;

(b) Based on the evaluation of its disclosure controls and procedures, Digital Ally is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect Digital Ally’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Digital Ally’s internal controls; and

(c) Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

Section 8. AFFIRMATIVE COVENANTS.

8.1 Reserved.

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8.2 Borrower Existence. The Borrower shall at all times preserve and maintain its (a) its existence and good standing in the jurisdiction of its organization, and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect), and shall at all times continue as a going concern in the business which the Borrower is presently conducting. If the Borrower does not have an Organizational Identification Number and later obtains one, the Borrower shall promptly notify the Lender of such Organizational Identification Number.

8.3 Compliance With Laws. The Borrower shall use the proceeds of the Loans for working capital and other general corporate or business purposes not in contravention of any requirements of law and not in violation of this Agreement, and shall comply in all respects, including the conduct of its business and operations and the use of its properties and assets, with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect.

8.4 Payment of Taxes and Liabilities. The Borrower shall pay and discharge, prior to delinquency and before penalties accrue thereon, all property and other taxes, and all governmental charges or levies against it or any of the Collateral, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require the Borrower to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any of the Collateral, such contest proceedings stay the foreclosure of such Lien or the sale of any portion of the Collateral to satisfy such claim.

8.5 Maintain Property. The Borrower shall at all times maintain, preserve and keep the Collateral in good condition, and shall from time to time make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained. The Borrower shall permit the Lender to examine and inspect the Collateral, at all reasonable times.

8.6 Maintain Insurance. The Borrower shall at all times maintain with insurance companies reasonably acceptable to the Lender, such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, including employers’, public and professional liability risks, as is customarily maintained by companies similarly situated, and shall have insured amounts no less than, and deductibles no higher than, are reasonably acceptable to the Lender. To the extent any buildings, structures and other improvements (“Improvements”) are now or hereafter located on the Mortgaged Property, Borrower shall obtain, keep in force and maintain, or cause to be obtained, kept in force and maintained, a standard property insurance policy on the “Special” form, covering the Mortgaged Property, and providing coverage against such other risks as Lender may from time to time reasonably require, in the amount of the full replacement cost (insurable value) thereof, without reduction for depreciation, but in no event less than the maximum principal amount of the Loans. Property insurance policies shall include either an agreed amount endorsement or a waiver of any co-insurance provisions, sufficient to insure that no co-insurance requirements apply. The Borrower shall furnish to the Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Borrower, which shall be reasonably acceptable in all respects to the Lender. The Borrower shall cause each issuer of an insurance policy to provide the Lender with an endorsement (i) showing the Lender as lender loss payee with respect to each policy of property or casualty insurance and naming the Lender as an additional insured with respect to each policy of liability insurance; and (ii) providing that thirty (30) days’ notice will be given to the Lender prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy. The Borrower shall execute and deliver to the Lender a collateral assignment, in form and substance satisfactory to the Lender, of each business interruption insurance policy maintained by the Borrower.

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In the event the Borrower either fails to provide the Lender with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then the Lender, without waiving or releasing any obligation or default by the Borrower hereunder, may at any time upon reasonable notice (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto, which the Lender deems advisable. This insurance coverage (a) may, but need not, protect the Borrower’s interests in the Collateral, and (b) may not pay any claim made by, or against, the Borrower in connection with the Collateral. The Borrower may later cancel any such insurance purchased by the Lender, but only after providing the Lender with evidence that the Borrower has obtained the insurance coverage required by this Section. If the Lender purchases insurance for the Collateral, the Borrower will be responsible for the costs of that insurance, including interest and any other charges that may be imposed with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the principal amount of the Loans owing hereunder. The costs of the insurance may be more than the cost of the insurance the Borrower may be able to obtain on its own.

8.7 ERISA Liabilities; Employee Plans. The Borrower shall (i) keep in full force and effect any and all Employee Plans which are presently in existence or may, from time to time, come into existence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without liability to the Borrower; (ii) make contributions to all of such Employee Plans in a timely manner and in a sufficient amount to comply with the standards of ERISA; including the minimum funding standards of ERISA; (iii) comply with all material requirements of ERISA which relate to such Employee Plans; (iv) notify the Lender immediately upon receipt by the Borrower of any notice concerning the imposition of any withdrawal liability or of the institution of any proceeding or other action which may result in the termination of any such Employee Plans or the appointment of a trustee to administer such Employee Plans; (v) promptly advise the Lender of the occurrence of any “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), with respect to any such Employee Plans; and (vi) amend any Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 to the extent necessary to keep the Employee Plan qualified, and to cause the Employee Plan to be administered and operated in a manner that does not cause the Employee Plan to lose its qualified status.

8.8 Financial Statements. The Borrower shall at all times maintain a system of accounting, on the accrual basis of accounting and in all respects in accordance with GAAP, and shall furnish to the Lender or its authorized representatives such information regarding the business affairs, operations and financial condition of the Borrower, including, but not limited to:

(a) promptly when available, and in any event, within two (2) Business Days of the date when due under applicable law, a copy of Digital Ally’s Form 10-K filed with the U.S. Securities and Exchange Commission for such year then-ended.

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(b) promptly when available, and in any event, within two (2) Business Days of the date when due under applicable law, a copy of Digital Ally’s Form 10-Q filed with the U.S. Securities and Exchange Commission for such year then-ended.

No material change, which is not required by the SEC, with respect to such accounting principles shall be made by the Borrower without giving prior notification to the Lender. The Borrower represents and warrants to the Lender that the financial statements delivered to the Lender at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter accurately reflect and will accurately reflect the financial condition of the Borrower. The Lender shall have the right at all times during business hours upon reasonable notice and subject to the supervision of the Borrower’s personnel to inspect the books and records of the Borrower and make extracts therefrom.

8.9 Supplemental Financial Statements. The Borrower shall promptly upon receipt thereof, provide to the Lender copies of interim and supplemental reports if any, submitted to the Borrower by independent accountants in connection with any interim audit or review of the books of the Borrower.

8.10 Field Audits. Not more than once per every quarter and upon reasonable notice and subject to the supervision of the Borrower’s personnel, the Borrower shall permit the Lender to inspect the Collateral and/or other business operations of the Borrower, during business hours, to perform appraisals of the Collateral, and to inspect, audit, check and make copies of, and extracts from, the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to the Collateral, the results of which must be satisfactory to the Lender in the Lender’s sole and absolute discretion; provided, however, to the extent an Event of Default has occurred and is continuing Lender may require the foregoing more frequently. All such inspections or audits by the Lender shall be at the Borrower’s sole expense, provided, however, that so long as no Event of Default or Unmatured Event of Default exists, the Borrower shall not be required to reimburse the Lender for inspections or audits more frequently than once each fiscal year

8.11 Other Reports. The Borrower shall, within such period of time as the Lender may specify, deliver to the Lender such other schedules, financial statements, and reports as the Lender may reasonably require.

8.12 Collateral Records. The Borrower shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate the Lender’s Lien in the Collateral.

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8.13 Notice of Proceedings. The Borrower, promptly upon becoming aware, shall give written notice to the Lender of any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Borrower to the Lender which has been instituted or, to the knowledge of the Borrower, is threatened against the Borrower or to which any of their respective properties is subject which might reasonably be expected to have a Material Adverse Effect.

8.14 Notice of Event of Default or Material Adverse Effect. The Borrower shall, promptly after the commencement thereof and promptly after the running of any applicable cure period, give notice to the Lender in writing of the occurrence of any Event of Default or any Unmatured Event of Default, or the occurrence of any condition or event having a Material Adverse Effect.

8.15 Environmental Matters. If any release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of the Borrower, the Borrower shall cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, the Borrower shall comply with any Federal or state judicial or administrative order requiring the performance at any real property of the Borrower of activities in response to the release or threatened release of a Hazardous Substance. To the extent that the transportation of Hazardous Substances is permitted by this Agreement, the Borrower shall dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.

8.16 Further Assurances. The Borrower shall take such actions as are necessary or as the Lender may reasonably request from time to time to ensure that the Obligations under the Loan Documents are secured by the Collateral, including (a) the execution and delivery of security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing, and (b) the delivery of certificated securities and other collateral with respect to which perfection is obtained by possession.

8.17 Non-Utilization Fee. The Borrower agrees to pay to the Lender a non-utilization fee equal to one and one-half percent (1.50%) of the total of (a) the Revolving Loan Commitment, minus (b) the sum of (i) the daily average of the aggregate principal amount of all Revolving Loans outstanding, which non- utilization fee shall be (A) calculated on the basis of a year consisting of 360 days, (B) paid for the actual number of days elapsed, and (C) payable monthly in arrears, commencing on the last day of each month after the first Revolving Loan is made.

8.18 Capital Reserve. At all times Obligations remain outstanding under this Agreement, Digital Ally shall maintain a minimum balance in the Capital Reserve Account of Ninety Seven Thousand and 00/100 Dollars ($97,600.00).

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Section 9. NEGATIVE COVENANTS.

9.1 Debt. The Borrower shall not, without providing prior written notice to Lender, either directly or indirectly, create, assume, incur or have outstanding any Debt (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other Person, except:

(a) the Obligations under this Agreement and the other Loan Documents;

(b) obligations of the Borrower for Taxes, assessments, municipal or other governmental charges;

(c) obligations of the Borrower for accounts payable, other than for money borrowed, incurred in the ordinary course of business;

(d) subordinated debt; and

(e) Debt existing as of the date hereof and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased.

9.2 Encumbrances. The Borrower shall not, either directly or indirectly, create, assume, incur or suffer or permit to exist any Lien or charge of any kind or character upon the Collateral, except for Permitted Liens.

9.3 Reserved.

9.4 Distributions. To the extent an Event of Default exists or would be caused thereby, the Borrower shall not, (a) make any distribution or dividend (other than stock dividends), whether in cash or otherwise, to any of its equityholders, (b) purchase or redeem any of its equity interests or any warrants, options or other rights in respect thereof, (c) pay any management fees or similar fees to any of its equityholders or any Affiliate thereof, (d) pay or prepay interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or any other payment in respect of any Subordinated Debt, or (e) set aside funds for any of the foregoing.

9.5 Transactions with Affiliates. Other than transactions with Kustom Entertainment, Inc. on arm’s length basis, the Borrower shall not, directly or indirectly, enter into or permit to exist any transaction with any of its Affiliates or with any director, officer or employee of the Borrower other than transactions in the ordinary course of, and pursuant to the reasonable requirements of, the business of the Borrower and upon fair and reasonable terms which are fully disclosed to the Lender and are no less favorable to the Borrower than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of the Borrower.

9.6 Unconditional Purchase Obligations. The Borrower shall not enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

9.7 Cancellation of Debt. The Borrower shall not cancel any claim or debt owing to it, except for reasonable consideration or in the ordinary course of business.

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9.8 Inconsistent Agreements. The Borrower shall not enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by the Borrower hereunder or by the performance by the Borrower or any Subsidiary of any of its Obligations hereunder or under any other Loan Document, (b) prohibit the Borrower or any Subsidiary from granting to the Lender a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to the Borrower or any other Subsidiary, or pay any Debt owed to the Borrower or any other Subsidiary, (ii) make loans or advances to the Borrower or any other Subsidiary, or (iii) transfer any of its assets or properties to the Borrower or any other Subsidiary, other than (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder, (B) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt, and (C) customary provisions in leases and other contracts restricting the assignment thereof.

9.9 Use of Proceeds. The Company shall use the net proceeds from the Loan to repay the convertible notes set out in the Schedule 9.9 of the Disclosure Schedules, and for working capital purposes and general corporate procedures. Neither the Borrower nor any of its Subsidiaries or Affiliates shall use any portion of the proceeds of the Loans, either directly or indirectly, for the purpose of purchasing any securities.

9.10 Business Activities; Change of Legal Status and Organizational Documents. The Borrower shall not (a) engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto, (b) change its name, its Organizational Identification Number, if it has one, its type of organization, its jurisdiction of organization or other legal structure, or (c) permit its charter, bylaws or other organizational documents to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of the Lender.

Section 10. RESERVED.

Section 11. EVENTS OF DEFAULT.

The Borrower, without notice or demand of any kind, shall be in default under this Agreement upon the occurrence of any of the following events (each an “Event of Default”).

11.1 Nonpayment of Obligations. Any amount due and owing on any Note or any of the Obligations, whether by its terms or as otherwise provided herein, is not paid within five (5) days of the date when due.

11.2 Misrepresentation. Any oral or written warranty, representation, certificate or statement of any Obligor in this Agreement, the other Loan Documents or any other agreement with the Lender shall be false when made or at any time thereafter, or if any financial data or any other information now or hereafter furnished to the Lender by or on behalf of any Obligor shall prove to be false, inaccurate or misleading in any material respect.

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11.3 Nonperformance. Any failure to perform or default in the performance of any covenant, condition or agreement contained in this Agreement and, if capable of being cured, such failure to perform or default in performance continues for a period of thirty (30) days after the Borrower receives notice or knowledge from any source of such failure to perform or default in performance, or in the other Loan Documents or any other agreement with the Lender and such failure to perform or default in performance continues beyond any applicable grace or cure period.

11.4 Default under Loan Documents. A default under any of the other Loan Documents, subject to any applicable cure period therein, all of which covenants, conditions and agreements contained therein are hereby incorporated in this Agreement by express reference, shall be and constitute an Event of Default under this Agreement and any other of the Obligations.

11.5 Default under Other Debt. Any default by any Obligor in the payment of any Debt for any other obligation beyond any period of grace provided with respect thereto or in the performance of any other term, condition or covenant contained in any agreement (including, but not limited to any capital or operating lease or any agreement in connection with the deferred purchase price of property) under which any such obligation is created, the effect of which default is to cause or permit the holder of such obligation (or the other party to such other agreement) to cause such obligation to become due prior to its stated maturity or terminate such other agreement.

11.6 Other Material Obligations. Any default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, any Obligor with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, might reasonably be expected to have a Material Adverse Effect.

11.7 Bankruptcy, Insolvency, etc. Any Obligor becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any Obligor applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Obligor or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver, or other custodian is appointed for any Obligor or for a substantial part of the property of any thereof or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of any Obligor; or any Obligor takes any action to authorize, or in furtherance of, any of the foregoing.

11.8 Judgments. The entry of any final judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against any Obligor in excess of $250,000 which is not fully covered by insurance or not bonded.

11.9 Collateral Impairment. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against, any of the Collateral or any collateral under a separate security agreement securing any of the Obligations, or the loss, theft, destruction, seizure or forfeiture, or the occurrence of any deterioration or impairment of any of the Collateral or any of the collateral under any security agreement securing any of the Obligations, or any decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes the Collateral, in the sole opinion of the Lender acting in good faith, to become unsatisfactory as to value or character, or which causes the Lender to reasonably believe that it is insecure and that the likelihood for repayment of the Obligations is or will soon be impaired, time being of the essence. The cause of such deterioration, impairment, decline or depreciation shall include, but is not limited to, the failure by the Borrower to do any act deemed necessary by the Lender to preserve and maintain the value and collectability of the Collateral.

11.10 Material Adverse Effect. The occurrence of any development, condition or event which has a Material Adverse Effect on the Borrower.

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Section 12. REMEDIES.

Upon the occurrence of an Event of Default, the Lender shall have all rights, powers and remedies set forth in the Loan Documents, in any written agreement or instrument (other than this Agreement or the Loan Documents) relating to any of the Obligations or any security therefor, as a secured party under the UCC or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, the Lender may, at its option upon the occurrence of an Event of Default, declare its commitments to the Borrower to be terminated and all Obligations to be immediately due and payable, provided, however, that upon the occurrence of an Event of Default under Section 11.7, all commitments of the Lender to the Borrower shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of the Lender. The Borrower hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender’s rights under the Loan Documents, and hereby consents to, and waives notice of release, with or without consideration, of the Borrower or of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary. In addition to the foregoing:

12.1 Possession and Assembly of Collateral. The Lender may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which the Lender already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may at any time enter into any of the Borrower’s premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of and the Lender shall have the right to store and conduct a sale of the same in any of the Borrower’s premises without cost to the Lender. At the Lender’s request, the Borrower will, at the Borrower’s sole expense, assemble the Collateral and make it available to the Lender at a place or places to be designated by the Lender which is reasonably convenient to the Lender and the Borrower.

12.2 Sale of Collateral. The Lender may sell any or all of the Collateral at public or private sale, upon such terms and conditions as the Lender may deem proper, and the Lender may purchase any or all of the Collateral at any such sale. The Borrower acknowledges that the Lender may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers. The Borrower consents to any such private sale so made even though at places and upon terms less favorable than if the Collateral were sold at public sale. The Lender shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Lender may apply the net proceeds, after deducting all costs, expenses, attorneys’ and paralegals’ fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of any Note and/or any of the other Obligations, returning the excess proceeds, if any, to the Borrower. The Borrower shall remain liable for any amount remaining unpaid after such application, with interest at the Default Rate. Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by the Lender at least ten (10) calendar days before the date of such disposition. The Borrower hereby confirms, approves and ratifies all acts and deeds of the Lender relating to the foregoing, and each part thereof, and expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against the Lender or its representatives, by reason of taking, selling or collecting any portion of the Collateral. The Borrower consents to releases of the Collateral at any time (including prior to default) and to sales of the Collateral in groups, parcels or portions, or as an entirety, as the Lender shall deem appropriate. The Borrower expressly absolves the Lender from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or nonenforcement of any rights or remedies under this Agreement.

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12.3 Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, the Borrower acknowledges and agrees that it is not commercially unreasonable for the Lender (a) to fail to incur expenses reasonably deemed significant by the Lender to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as the Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, including, without limitation, any warranties of title, (k) to purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Lender in the collection or disposition of any of the Collateral. The Borrower acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by the Lender would not be commercially unreasonable in the Lender’s exercise of remedies against the Collateral and that other actions or omissions by the Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this section. Without limitation upon the foregoing, nothing contained in this section shall be construed to grant any rights to the Borrower or to impose any duties on the Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this section.

12.4 UCC and Offset Rights. The Lender may exercise, from time to time, any and all rights and remedies available to it under the UCC or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any other agreements between any Obligor and the Lender, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or unmatured, including costs of collection and attorneys’ and paralegals’ fees, and in such order of application as the Lender may, from time to time, elect, any indebtedness of the Lender to any Obligor, however created or arising, including, but not limited to, balances, credits, deposits, accounts or moneys of such Obligor in the possession, control or custody of, or in transit to the Lender. The Borrower, on behalf of itself and each Obligor, hereby waives the benefit of any law that would otherwise restrict or limit the Lender in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from the Lender to any Obligor.

12.5 Additional Remedies. The Lender shall have the right and power to:

(a) instruct the Borrower, at its own expense, to notify any parties obligated on any of the Collateral, including, but not limited to, any Account Debtors, to make payment directly to the Lender of any amounts due or to become due thereunder, or the Lender may directly notify such obligors of the security interest of the Lender, and/or of the assignment to the Lender of the Collateral and direct such obligors to make payment to the Lender of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such Persons obligated thereon;

(b) enforce collection of any of the Collateral, including, but not limited to, any Accounts, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

(c) take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon;

(d) extend, renew or modify for one or more periods (whether or not longer than the original period) any Note, any other of the Obligations, any obligation of any nature of any other obligor with respect to any Note or any of the Obligations;

(e) grant releases, compromises or indulgences with respect to any Note, any of the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other obligor with respect to any Note or any of the Obligations;

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(f) transfer the whole or any part of securities which may constitute Collateral into the name of the Lender or the Lender’s nominee without disclosing, if the Lender so desires, that such securities so transferred are subject to the security interest of the Lender, and any corporation, association, or any of the managers or trustees of any trust issuing any of such securities, or any transfer agent, shall not be bound to inquire, in the event that the Lender or such nominee makes any further transfer of such securities, or any portion thereof, as to whether the Lender or such nominee has the right to make such further transfer, and shall not be liable for transferring the same;

(g)   make an election with respect to the Collateral under Section 1111 of the Bankruptcy Code or take action under Section 364 or any other section of the Bankruptcy Code; provided, however, that any such action of the Lender as set forth herein shall not, in any manner whatsoever, impair or affect the liability of the Borrower hereunder, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive the Lender’s rights and remedies at law, in equity or by statute, nor release, discharge, nor be construed to release or discharge, the Borrower, any guarantor or other Person liable to the Lender for the Obligations; and

(h)   at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Agreement, the Loan Documents, or any of the other Obligations, or the Lender’s rights hereunder, under any Note or under any of the other Obligations.

The Borrower hereby ratifies and confirms whatever the Lender may do with respect to the Collateral and agrees that the Lender shall not be liable for any error of judgment or mistakes of fact or law with respect to actions taken in connection with the Collateral.

12.6 Appointment of Receiver. After the occurrence of an Event of Default, Borrower hereby agrees and acknowledges that in addition to any other remedy under the Loan Documents, this Agreement, or at law or equity, that the Lender shall be and is entitled to the appointment of a receiver under either state or federal receivership law and the Borrower hereby consents to the appointment of a receiver of the Lender’s choice for purposes of effectuating the provisions of this paragraph. Borrower further agrees and consents that, at the Lender’s choosing, such receiver will be entitled to take exclusive possession and control, to the exclusion of Borrower and its agents, of all or substantially all of Borrower’s property or such limited or specific property of Borrower as the Lender at its discretion may identify or select. Borrower further agrees that such receiver shall be vested with such powers as the appointing court determines are necessary and appropriate to possess, maintain, operate, control, and/or liquidate property placed into the control of the receiver and specifically agrees that at the specific request of the Lender, the receiver may be vested with the power to operate the Borrower as a going concern in all respects, and to collect accounts, enforce and settle claims, and to liquidate Borrower’s property or the Collateral. Borrower shall and hereby agrees to cooperate in all reasonable receiver requests for assistance and information necessary to effectuate the duties ascribed to the receiver by the court. Borrower hereby grants to the Lender it limited power of attorney authorizing the Lender to represent the Borrower’s consent to the appointment of a receiver in any order that the Lender may present to a court. Borrower further agrees and acknowledges that three (3) days’ notice of a hearing appointing such receiver shall be considered reasonable notice of such hearing. The provisions of this Section 12.6 shall survive the termination of this Agreement.

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12.7 Attorney-in-Fact. From and after to occurrence and continuance of a material Event of Default and subject to the Lender’s compliance with applicable law, the Borrower hereby irrevocably makes, constitutes and appoints the Lender (and any officer of the Lender or any Person designated by the Lender for that purpose) as the Borrower’s true and lawful proxy and attorney-in-fact (and agent-in-fact) in the Borrower’s name, place and stead, with full power of substitution, to (i) take such actions as are permitted in this Agreement, (ii) execute such financing statements and other documents and to do such other acts as the Lender may require to perfect and preserve the Lender’s security interest in, and to enforce such interests in the Collateral, and (iii) carry out any remedy provided for in this Agreement, including, without limitation, endorsing the Borrower’s name to checks, drafts, instruments and other items of payment, and proceeds of the Collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of the Borrower, changing the address of the Borrower to that of the Lender, opening all envelopes addressed to the Borrower and applying any payments contained therein to the Obligations. The Borrower hereby acknowledges that the constitution and appointment of such attorney-in-fact are coupled with an interest and are irrevocable. The Borrower hereby ratifies and confirms all that such attorney-in-fact may do or cause to be done by virtue of any provision of this Agreement so long as the Lender is acting in a commercially reasonable manner and in accordance with the terms of this Agreement, the other Loan Documents and in accordance with applicable law.

12.8 No Marshaling. The Lender shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, the Borrower hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Lender’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Borrower hereby irrevocably waives the benefits of all such laws.

12.9 Application of Proceeds. The Lender will within three (3) Business Days after receipt of cash or solvent credits from collection of items of payment, proceeds of Collateral or any other source, apply the whole or any part thereof against the Obligations secured hereby. The Lender shall further have the exclusive right to determine how, when and what application of such payments and such credits shall be made on the Obligations, and such determination shall be conclusive upon the Borrower. Any proceeds of any disposition by the Lender of all or any part of the Collateral may be first applied by the Lender to the payment of expenses incurred by the Lender in connection with the Collateral, including attorneys’ fees and legal expenses as provided for in Section 13 hereof. Notwithstanding anything to the contrary set forth above, appropriate adjustments shall be made with respect to payments from other Obligors to preserve the allocation to Obligations otherwise set forth above in this Section; provided, further, that Lender may elect to apply the proceeds of any such Collateral to repay or cash collateralize any Obligations in accordance with the priority set forth above before applying the proceeds of any other Collateral provided under any Loan Document, if in the reasonable determination of Lender, such order of application will maximize the repayment of all of the Obligations. Lender shall have absolute discretion as to the time of application of any such proceeds, moneys, or balances in accordance with this Agreement.

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12.10 No Waiver. No Event of Default shall be waived by the Lender except in writing. No failure or delay on the part of the Lender in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of the Lender to exercise any remedy available to the Lender in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. The Borrower agrees that in the event that the Borrower fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement or any other agreements with the Lender, no remedy of law will provide adequate relief to the Lender, and further agrees that the Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 13. MISCELLANEOUS.

13.1 Obligations Absolute. None of the following shall affect the Obligations of the Borrower to the Lender under this Agreement or the Lender’s rights with respect to the Collateral:

(a) acceptance or retention by the Lender of other property or any interest in property as security for the Obligations;

(b) release by the Lender of the Borrower or of all or any part of the Collateral or of any party liable with respect to the Obligations;

(c) release, extension, renewal, modification or substitution by the Lender of any Note, or any note evidencing any of the Obligations, or the compromise of the liability of any guarantor of the Obligations; or

(d) failure of the Lender to resort to any other security or to pursue the Borrower or any other obligor liable for any of the Obligations before resorting to remedies against the Collateral.

13.2 Entire Agreement. This Agreement and the other Loan Documents (i) are valid, binding and enforceable against the Borrower and the Lender in accordance with their respective provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof; and (iii) are the final expression of the intentions of the Borrower and the Lender. No promises, either expressed or implied, exist between the Borrower and the Lender, unless contained herein or therein. This Agreement, together with the other Loan Documents, supersedes all negotiations, representations, warranties, commitments, term sheets, discussions, negotiations, offers or contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof with respect to any matter, directly or indirectly related to the terms of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents are the result of negotiations among the Lender, the Borrower and the other parties thereto, and have been reviewed (or have had the opportunity to be reviewed) by counsel to all such parties, and are the products of all parties. Accordingly, this Agreement and the other Loan Documents shall not be construed more strictly against the Lender merely because of the Lender’s involvement in their preparation.

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13.3 Amendments; Waivers. No delay on the part of the Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by the Lender, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

13.4 WAIVER OF DEFENSES. THE BORROWER, ON BEHALF OF ITSELF AND ANY GUARANTOR OF ANY OF THE OBLIGATIONS, WAIVES EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE BORROWER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE LENDER IN ENFORCING THIS AGREEMENT. PROVIDED THE LENDER ACTS IN GOOD FAITH, THE BORROWER RATIFIES AND CONFIRMS WHATEVER THE LENDER MAY DO PURSUANT TO THE TERMS OF THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.

13.5 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN DISTRICT COURT OF JOHNSON COUNTY, KANSAS OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF KANSAS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE DISTRICT COURT OF JOHNSON COUNTY, KANSAS OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF KANSAS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF KANSAS. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

13.6 WAIVER OF JURY TRIAL. THE LENDER AND THE BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT, ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE LENDER AND THE BORROWER ARE ADVERSE PARTIES, AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.

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13.7 Assignability. The Lender may at any time assign the Lender’s rights in this Agreement, the other Loan Documents, the Obligations, or any part thereof and transfer the Lender’s rights in any or all of the Collateral, and the Lender thereafter shall be relieved from all liability with respect to such Collateral. In addition, the Lender may at any time sell one or more participations in the Loans. The Borrower may not sell or assign this Agreement, or any other agreement with the Lender or any portion thereof, either voluntarily or by operation of law, without the prior written consent of the Lender. This Agreement shall be binding upon the Lender and the Borrower and their respective legal representatives and successors. All references herein to the Borrower shall be deemed to include any successors, whether immediate or remote. In the case of a joint venture or partnership, the term “Borrower” shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

13.8 Confirmations. The Borrower and the Lender agree from time to time, upon written request received by it from the other, to confirm to the other in writing the aggregate unpaid principal amount of the Loans then outstanding under such Note.

13.9 Confidentiality. The Lender agrees to use commercially reasonable efforts (equivalent to the efforts the Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to them by the Borrower and designated as confidential, except that the Lender may disclose such information (a) to Persons employed or engaged by the Lender in evaluating, approving, structuring or administering the Loans; (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 13.9 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by the Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of the Lender’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which the Lender is a party; (f) to any nationally recognized rating agency that requires access to information about the Lender’s investment portfolio in connection with ratings issued with respect to the Lender; (g) to any Affiliate of the Lender who may provide other services to the Borrower or any Subsidiary, or (h) that ceases to be confidential through no fault of the Lender.

13.10 Binding Effect. This Agreement shall become effective upon execution by the Borrower and the Lender. If this Agreement is not dated or contains any blanks when executed by the Borrower, the Lender is hereby authorized, without notice to the Borrower, to date this Agreement as of the date when it was executed by the Borrower, and to complete any such blanks according to the terms upon which this Agreement is executed.

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13.11 Governing Law. This Agreement, the Loan Documents and any Note shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Kansas (but giving effect to federal laws applicable to national banks) applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.

13.12 Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

13.13 Survival of Borrower Representations. All covenants, agreements, representations and warranties made by the Borrower herein shall, notwithstanding any investigation by the Lender, be deemed material and relied upon by the Lender and shall survive the making and execution of this Agreement and the Loan Documents and the issuance of any Note, and shall be deemed to be continuing representations and warranties until such time as the Borrower has fulfilled all of its Obligations to the Lender, and the Lender has been indefeasibly paid in full in cash. The Lender, in extending financial accommodations to the Borrower, is expressly acting and relying on the aforesaid representations and warranties.

13.14 Extensions of Lender’s Commitment. This Agreement shall secure and govern the terms of (i) any extensions or renewals of the Lender’s commitment hereunder, and (ii) any replacement note executed by the Borrower and accepted by the Lender in its sole and absolute discretion in substitution for any Note.

13.15 Time of Essence. Time is of the essence in making payments of all amounts due the Lender under this Agreement and in the performance and observance by the Borrower of each covenant, agreement, provision and term of this Agreement.

13.16 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Lender shall deemed to be originals thereof.

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13.17 Notices. Except as otherwise provided herein, the Borrower waives all notices and demands in connection with the enforcement of the Lender’s rights hereunder. All notices, requests, demands and other communications provided for hereunder shall be in writing and addressed as follows:

If to the Borrower:

c/o Digital Ally, Inc.

14001 Marshall Drive

Lenexa, Kansas 66215

Attention: Stanton E. Ross

If to the Lender:

Kompass Kapital Funding, LLC

9800 Metcalf Avenue, Suite 120

Overland Park, Kansas 66212

Attention: Courtney Conrad

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection. All notices addressed as above shall be deemed to have been properly given (i) if served in person, upon acceptance or refusal of delivery; (ii) if mailed by certified or registered mail, return receipt requested, postage prepaid, on the third (3rd) day following the day such notice is deposited in any post office station or letter box; or (iii) if sent by recognized overnight courier, on the first (1st) day following the day such notice is delivered to such carrier. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

13.18 Release of Claims Against Lender. In consideration of the Lender making the Loans, the Borrower and all other Obligors do each hereby release and discharge the Lender of and from any and all claims, harm, injury, and damage of any and every kind, known or unknown, legal or equitable, which any Obligor may have against the Lender from the date of their respective first contact with the Lender until the date of this Loan Agreement including, but not limited to, any claim arising from any reports (environmental reports, surveys, appraisals, etc.) prepared by any parties hired or recommended by the Lender. The Borrower and all other Obligors confirm to Lender that they have reviewed the effect of this release with competent legal counsel of their choice, or have been afforded the opportunity to do so, prior to execution of this Loan Agreement and the Loan Documents and do each acknowledge and agree that the Lender is relying upon this release in extending the Loans to the Borrower.

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13.19 Costs, Fees and Expenses. The Borrower shall pay or reimburse the Lender for costs, fees and expenses incurred by the Lender or for which the Lender becomes obligated in connection with the negotiation, preparation, consummation, collection of the Obligations or enforcement of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), or during any workout, restructuring or negotiations in respect thereof, including, without limitation, reasonable consultants’ fees and attorneys’ fees and time charges of counsel to the Lender, which shall also include attorneys’ fees and time charges of attorneys who may be employees of the Lender or any Affiliate of the Lender, plus costs and expenses of such attorneys or of the Lender; search fees, costs and expenses; and all taxes payable in connection with this Agreement or the other Loan Documents, whether or not the transaction contemplated hereby shall be consummated. In furtherance of the foregoing, the Borrower shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Agreement, any Note and the other Loan Documents to be delivered hereunder, and agrees to save and hold the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses. That portion of the Obligations consisting of costs, expenses or advances to be reimbursed by the Borrower to the Lender pursuant to this Agreement or the other Loan Documents which are not paid on or prior to the date hereof shall be payable by the Borrower to the Lender on demand. If at any time or times hereafter the Lender: (a) employs counsel for advice or other representation (i) with respect to this Agreement or the other Loan Documents, (ii) to represent the Lender in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by the Lender, the Borrower, or any other Person) in any way or respect relating to this Agreement, the other Loan Documents or the Borrower’s business or affairs, or (iii) to enforce any rights of the Lender against the Borrower or any other Person that may be obligated to the Lender by virtue of this Agreement or the other Loan Documents; (b) takes any action to protect, collect, sell, liquidate, or otherwise dispose of any of the Collateral; and/or (c) attempts to or enforces any of the Lender’s rights or remedies under the Agreement or the other Loan Documents, the costs and expenses incurred by the Lender in any manner or way with respect to the foregoing, shall be part of the Obligations, payable by the Borrower to the Lender on demand.

13.20 Indemnification. The Borrower agrees to defend (with counsel satisfactory to the Lender), protect, indemnify, exonerate and hold harmless each Indemnified Party from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party thereto, which shall also include, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of any Indemnified Party), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities laws, Environmental Laws, commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Agreement and the Loan Documents, including, but not limited to, the making or issuance and management of the Loans, the use or intended use of the proceeds of the Loans, the enforcement of the Lender’s rights and remedies under this Agreement, the Loan Documents, any Note, any other instruments and documents delivered hereunder, or under any other agreement between the Borrower and the Lender; provided, however, that the Borrower shall not have any obligations hereunder to any Indemnified Party with respect to matters determined by a court of competent jurisdiction by final and nonappealable judgment to have been caused by or resulting from the bad faith, fraud, willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and failing prompt payment, together with interest thereon at the Default Rate from the date incurred by each Indemnified Party until paid by the Borrower, shall be added to the Obligations of the Borrower and be secured by the Collateral. The provisions of this Section shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

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13.21 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Obligor or the transfer to the Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if the Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender, the Obligations shall automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

13.22 Reserved.

13.23 Electronic Records. The Borrower acknowledges and agrees that this Agreement and each other Loan Document and all paper records related to the transaction with which the Loan Documents are a part and whether or not the paper records were submitted in advance of, contemporaneously with or subsequent to, the execution of the Loan Documents may, at the option of the Lender, be converted by any digital or electronic method or process to an electronic record or subsequently further converted or migrated to another electronic record format or electronic storage medium. The Borrower acknowledges and agrees that upon conversion to an electronic record as authorized herein such electronic record shall be the record of the transaction and the electronic record shall have the same legal force and effect as the paper documents from which it was converted. The Borrower waives any legal requirement that any documents digitally or electronically converted be embodied, stored, or reproduced in a tangible media. The Borrower agrees that a printed or digitally reproduced copy of the electronic record shall be given the same legal force and effect as a signed writing. In addition, the Borrower authorizes and agrees to destruction of the paper documents by the Lender upon conversion of the paper documents to a digital or electronic record.

13.24 THIS SECTION IS MADE PART OF THIS AGREEMENT IN COMPLIANCE WITH KANSAS STATUTES ANNOTATED 16-118. THIS CREDIT AGREEMENT IS A FINAL EXPRESSION OF THE CREDIT AGREEMENT BETWEEN BORROWER AND LENDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL AGREEMENT OR OF A CONTEMPORANEOUS ORAL AGREEMENT BETWEEN BORROWER AND LENDER. IF THERE ARE ANY ADDITIONAL TERMS, THEY ARE REDUCED TO WRITING AS FOLLOWS: NONE.

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IN WITNESS WHEREOF, the Borrower and the Lender have executed this Loan and Security Agreement as of the date first above written.

DIGITAL ALLY, INC.,
a Nevada corporation

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chief Executive Officer

DIGITAL ALLY HEALTHCARE, LLC,
a Nevada limited liability company

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chief Executive Officer

Agreed and accepted:

KOMPASS KAPITAL FUNDING, LLC,
a Kansas limited liability company

By:	/s/ John P. Minnis
Name:	John P. Minnis
Title:	CEO/Managing Partner

SCHEDULES